Exhibit 4e


                                STOCK CERTIFICATE


Number                                                                   Shares

                                 FIRSTMARK CORP.

                Incorporated under the laws of the State of Maine

                            SERIES B. PREFERRED STOCK
                                ($.20 par value)

This certifies that ____________________ is the registered holder of ____________________ Shares of Cumulative Nonconvertible
Nonvoting Preferred Stock, Series B

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of __________ A.D. 19__.

/s/ James F. Vigue                                            /s/ Ivy L. Gilbert
------------------                                           -------------------
James F. Vigue, President                    Ivy L. Gilbert, Secretary/Treasurer

                                [CORPORATE SEAL]